                                                                    Exhibit 3.29

                                 CODE OF BY-LAWS

                                       OF

                             UNIPLAST MIDWEST, INC.


                                    ARTICLE I
                                 IDENTIFICATION

         SECTION 1.01. NAME. The name of the corporation is UNIPLAST MIDWEST, INC., (hereinafter referred to as the "Corporation").

         SECTION 1.02. PLACE OF KEEPING CORPORATE BOOKS AND RECORDS. The records and documents specified in Section 7.01 of these bylaws shall be kept at the principal office of the Corporation or such locations as determined by the board of directors. For purposes of these bylaws, the principal office of the Corporation shall be 225 Hughes Road, Orillia, Ontario, which is the location of the Corporation's principal executive offices.

         SECTION 1.03. CALENDAR YEAR. The Corporation shall operate on a calendar year basis.

         SECTION 1.04. SEAL. The Corporation may have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in the possession of the corporate seal.

                                   ARTICLE II
                                 CAPITAL STOCK

         SECTION 2.01. AMOUNT AND CLASS OF AUTHORIZED SHARES. The authorized shares of the Corporation shall be ten thousand (10,000) shares and all shares shall be of one class.

         SECTION 2.02. ISSUANCE OF SHARES. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contract for services to be performed, or other securities of the Corporation. If shares are authorized to be issued for promissory notes or for promises to render services in the future, the Corporation must comply with the notice requirements of Ind. Code Section 23-1-53-2(b).

         SECTION 2.03. CERTIFICATE FOR SHARES. Certificates for shares of the Corporation shall be issued to a subscriber by the secretary of the Corporation when proper consideration has been paid therefor. Each certificate shall be in such form as required by Ind. Code Section 23-1-26-6, and as the board of directors may prescribe from time to time.

         SECTION 2.04. TRANSFER OF CERTIFICATES. The shares of the Corporation shall be transferable only on the books of the Corporation upon receipt of notarized certification by the Shareholder and the transferee, or their authorized attorneys or agents, of the number of shares being transferred.

         SECTION 2.05. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the registered holder of the shares represented by such lost, stolen or destroyed certificate, or the holder's legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is not imprudent to do so.

                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

         SECTION 3.01. PLACE OF MEETINGS. All meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

         SECTION 3.02, ANNUAL MEETING. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting shall be held at a time as determined by the board of directors.

         SECTION 3.03. SPECIAL MEETINGS. The Corporation must hold a special meeting of shareholders on call of its president, its board of directors, or if the holders of at least thirty-three and one-third percent (33-1/3%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the secretary one or more written demands for the special meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice shall be conducted at a special shareholders' meeting.

         SECTION 3.04. RECORD DATE. Unless otherwise determined by resolution of the board of directors, the record date for purposes of determining the identity of shareholders shall be determined as follows:

         (a) for shareholders entitled to demand a special shareholder meeting, the provisions of Ind. Code Section 23-1-29-2(b) shall apply;

         (b) for shareholders entitled to take action without a meeting, the provisions of Ind. Code Section 23-1-29-4(b) shall apply;

         (c) for shareholders entitled to receive notice of and vote at shareholder meetings, the provisions of Ind. Code Section 23-1-29-5(d) shall apply; and

         (d) for shareholders entitled to receive distributions from the Corporation, the provisions of Ind. Code Section 23-1-28-2 shall apply.

A record date determined by resolution of the board of directors may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

         SECTION 3.05. NOTICE OF MEETING. A written or printed notice, stating the date, time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Corporation to each holder of the shares of the Corporation at the time entitled to vote at the meeting, at such address as appears upon the records of the Corporation, no fewer than ten (10) days and no more than sixty
(60) days before the meeting date. However, notice of a meeting at which any of the following corporate actions is to be considered shall be delivered or mailed to all shareholders of record, whether or not entitled to vote at the meeting, no fewer than ten (10) days and no more than sixty (60) days before the meeting:

         (a) an amendment or amendments to the articles of incorporation requiring shareholder approval;

         (b) an agreement of merger or share exchange requiring shareholder approval;

         (c) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation's property other than in the usual and ordinary course of business; or

         (d) a proposal for voluntary dissolution requiring shareholder approval.

         SECTION 3.06. WAIVER OF NOTICE. Notice of any meeting of the shareholders may be waived in writing by a shareholder, before or after the date and time stated in the notice, and such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting, in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

         SECTION 3.07. PARTICIPATION IN MEETINGS BY ELECTRONIC COMMUNICATIONS. Any or all shareholders may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. Participation by any such shareholder by this means shall be deemed to constitute presence in person at such meeting.

         SECTION 3.08. VOTING AT MEETINGS.

         (a) Voting Rights. Except as may be otherwise provided by law or the articles of incorporation, every shareholder shall have the right at all meetings of the shareholders to one vote for each share standing in the shareholder's name on the books of the Corporation on the record date for such meetings.

         (b) Proxies. A shareholder entitled to vote at any meeting of the shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder. For purposes of this section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a shareholder shall be deemed "executed in writing by the shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder. No proxy shall be valid eleven months after the date of its execution unless a longer time is expressly provided therein.

         (c) Quorum and Voting Requirements. Except as may otherwise be provided by law, at any meeting of shareholders, the quorum shall consist of a majority of the shareholders. Shareholders may be represented thereat in person or by proxy, and a quorum shall be required before any action of the shareholders may be taken. At any meeting of the shareholders at which a quorum exists, the affirmative vote of a majority of the shareholders shall be necessary to adopt or approve any action of the shareholders. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

         (d) Voting Lists. For each meeting of the shareholders, the secretary of the Corporation shall make a complete list of the shareholders entitled by law or by the articles of incorporation to notice thereof, arranged in alphabetical order, with the address and number of shares held by each such shareholder. Such list shall be on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, and subject to inspection at any time during regular business hours for a period of five (5) business days before the date of the meeting for which the list was prepared and continuing through the meeting. A shareholder entitled to vote at the meeting, or the shareholders' agent or attorney authorized in writing, is entitled on written demand to inspect and to copy the list at the shareholder's expense during the regular business hours during the period it is available for inspection only if: the shareholder's demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the shareholder's purpose; and the list is directly connected with the shareholder's purpose. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to the shareholders entitled to examine such list, stock ledger or transfer book, or to vote at any meeting of the shareholders.

         (e) Voting of Shares Owned by Other Corporations. Subject to any specific restrictions imposed by law, including without limitation, Ind. Code
Section 23-1-30-2, shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the bylaws of such other corporation may prescribe.

         SECTION 3.09. ACTION WITHOUT A MEETING. Any action which may be taken at a shareholder meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies a different prior or subsequent effective date. If notice of the proposed action must be given to the nonvoting shareholders by law, notice shall be given as provided in Ind. Code Section 23-1-29-4.

                                   ARTICLE IV
                             THE BOARD OF DIRECTORS

         SECTION 4.01. NUMBER. The initial board of directors shall consist of one (1) member. A variable range board consisting of a minimum of one (1) director and a maximum of eight (8) directors is hereby established. The number of directors may be changed from the initial number of directors to a number within the range herein established by resolution of the board of directors. In the absence of a resolution of the board of directors fixing the number of directors, the number shall be the number herein specified for the initial board of directors.

         SECTION 4.02. MANAGEMENT. Except as otherwise provided in the articles of incorporation, the business, property and affairs of the Corporation shall be managed by the board of directors.

         SECTION 4.03. ANNUAL MEETING. Unless otherwise determined by the president or the board of directors, the board of directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of election of officers and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the board of directors specifically called in the manner provided in Section 4.04 of this Article.

         SECTION 4.04. OTHER MEETINGS. Regular meetings of the board of directors may be held, without notice, at such time as may from time to time be fixed by resolution of the board of directors. Special meetings of the board of directors may be called at any time by the president, and shall be called on the written request of any member of the board of directors. Notice of the date, time and place of such special meeting shall be sent by the secretary to each director at his or her residence or usual place of business by letter, telegram, telex, telecopy or other document transmitted electronically at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered to a director personally at any time during such second preceding day. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

         SECTION 4.05. WAIVER OF NOTICE. A director may waive notice required hereunder or under law either before or after the date and time stated in the notice. Except as hereinafter provided, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. For purposes of this section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a director shall be deemed signed by the director. A director's attendance at or participation in a meeting waives any required notice unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

         SECTION 4.06. PARTICIPATION IN MEETINGS BY ELECTRONIC COMMUNICATIONS. Any or all directors may participate in a meeting of the board or a committee of the board by any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 4.07. ACTION WITHOUT A MEETING. Any action which may be taken at a board of directors' meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a director shall be deemed signed by a director. Action taken by written consent is effective when the last director signs the consent unless the consent specifies a different prior or subsequent effective date.

         SECTION 4.08. QUORUM AND VOTING REQUIREMENTS. A quorum of the board of directors for the transaction of all business shall consist of a majority of the directors of the Corporation. A vacancy on the board of directors may be filled by the affirmative vote of a majority of all the directors remaining in office. In the event of a vacancy on the board of directors at a time when the board of directors consists of one person, then the vacancy may be filled by the affirmative vote of a majority of the shareholders at a meeting thereof held in accordance with these By-Laws.

         If a quorum of the board of directors is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the board of directors. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or; (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 4.09. ELECTION, TERM OF OFFICE AND QUALIFICATION. Directors shall be elected at each annual meeting of the shareholders by the shareholders entitled by the articles of incorporation to vote. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be shareholders of the Corporation. No decrease in the number of directors provided for by the bylaws at any time shall have the effect of shortening the term of any incumbent director.

         SECTION 4.10. CHAIRMAN OF THE BOARD. At its annual meeting a majority of the directors shall elect a chairman. The chairman shall preside over all meetings of the shareholders and of the board of directors and shall perform such other duties as prescribed by the board of directors.

         SECTION 4.11. REMOVAL. Any director may be removed, either with or without cause, as provided by law, at the annual meeting of the shareholders, if the annual meeting notice states that one of the purposes of the meeting is removal of the director, or at any special meeting of the shareholders, or at any meeting of the board of directors.

         SECTION 4.12. RESIGNATION. A director may resign by delivering written notice to the board of directors, its chairman, the president or secretary of the corporation. A resignation is effective when delivered unless the notice specifies a later effective date.

         SECTION 4.13. VACANCIES. Any vacancy occurring on the board of directors caused by removal, resignation, death or other incapacity, or increase in the number of directors, may be filled by the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The new director shall serve until the expiration of the term for which the director's predecessor was elected. Shareholders shall be notified of any increase in the number of directors and of the name, address, and principal occupation of any director elected by the board of directors to fill any vacancy, whether caused by an increase or otherwise, in the next mailing sent to the shareholders following any such increase or election. If the vote of the remaining members of the board of directors shall result in a tie, such vacancy shall be filled by vote of the shareholders at a special meeting called for such purpose. In the event of any vacancy occurring on the board of directors caused by removal, resignation, death or incapacity, at such time as the board of directors consists of only one person, then the vacancy may be filled by the affirmative vote of a majority of the shareholders at a special meeting thereof held in accordance with these By-Laws.

         SECTION 4.14. COMPENSATION OF DIRECTORS. The board of directors is empowered and authorized to fix and determine the compensation of the directors. Until such time as the board of directors shall choose to act in this matter, members of the board of directors shall receive no compensation for acting in such capacity.

                                    ARTICLE V
                               EXECUTIVE COMMITTEE

         SECTION 5.01. DESIGNATION OF EXECUTIVE COMMITTEE. The board of directors may, by resolution adopted by all the directors in office at the time, from time to time, designate one or more of its members to constitute an executive committee. The board of directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

         SECTION 5.02. POWERS OF THE EXECUTIVE COMMITTEE. During the intervals between meetings of the board of directors, and subject to such limitations as may be required by law or by resolution of the board of directors, an executive committee shall have and may exercise all of the authority of the board of directors, except that an executive committee shall not have authority to (i) authorize distributions, except a committee (or an executive officer of the Corporation designated by the board of directors) may authorize or approve reacquisition of shares or other distribution if done according to a formula or method or within a range, prescribed by the board of directors; (ii) approve or propose to shareholders action that is required by law to be approved by shareholders; (iii) fill vacancies on the board of directors or on any of its committees; (iv) amend the articles of incorporation; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring shareholder approval; and
(vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the board of directors may authorize a committee (or an executive officer of the Corporation designated by the board of directors) to take such action within limits prescribed by the board of directors.

         SECTION 5.03. MEETINGS; PROCEDURE; QUORUM. Regular meetings of an executive committee may be held, without notice, at such time and place as may from time to time, be fixed by resolution of the executive committee. Special meetings of an executive committee may be called at any time by any member of the executive committee. Notice of such special meeting shall be sent to each member of the executive committee at the member's residence or usual place of business by letter, telegram, telex, telecopy or other document transmitted electronically at such time that, in regular course, such notice would reach such place not later than during the day immediately preceding the day for such meeting; or may be delivered to a member personally at any time during such immediately preceding day. Notice of any such meeting need not be given to a member of an executive committee who has waived such notice, either in writing or by telegram, telex, telecopy or other document transmitted electronically arriving either before or after such meeting, or who shall be present at the meeting. Any meeting of an executive committee shall be a legal meeting, without notice thereof having been given, if all the members of the executive committee who have not waived notice thereof in writing or by telegram, telex, telecopy, or other document transmitted electronically shall be present in person. A majority of the members of an executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members at a meeting at which a quorum is present shall be the act of the executive committee. The members of an executive committee shall act only as a committee, and the individual members shall have no power as such. All minutes of meetings of an executive committee shall be submitted at the next succeeding meeting of the board of directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incomplete action taken by the Corporation upon authorization by an executive committee prior to the time at which the same shall have been, or were, submitted as above provided.

         SECTION 5.04. OTHER COMMITTEES. The board of directors by resolution adopted by majority vote of all the directors may appoint one or more other committees from among its members as the board of directors determines to be necessary, which committees shall have such powers and duties as prescribed by the board of directors from time to time. Sections 5.01 through 5.03 of these bylaws governing meetings, notice, and quorum and voting requirements of an executive committee, apply to any other committees created by the board of directors.

                                   ARTICLE VI
                           OFFICERS OF THE CORPORATION

         SECTION 6.01. ELECTION. At its annual meeting the board of directors shall elect a president, and a secretary/treasurer, and such assistants and other officers as it may decide upon, for a term of one year. Any two or more offices may be held by the same person. If the annual meeting of the board of directors is not held at the time designated in these bylaws, such failure shall not cause any defect in the corporate existence of the Corporation, but the officers for the time being shall hold over until their successors are chosen and qualified, unless sooner removed as provided for by applicable law.

         SECTION 6.02. VACANCIES. Whenever any vacancies occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, such vacancy shall be filled by the board of directors, or by the officer who had originally appointed the predecessor officer, and the officer so elected shall hold office until his successor is chosen and qualified, unless sooner removed as provided for by applicable law.

         SECTION 6.03. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time by the board of directors, or if the officer to be removed was appointed by another officer, then the appointing officer may so remove the appointed officer.

         SECTION 6.04. THE PRESIDENT. The president, in the absence of the chairman of the board of directors, shall preside at all meetings of the shareholders and of the board of directors, and, subject to the approval of the board of directors, shall direct the policies and management of the Corporation. The president shall discharge all the duties inherent to a presiding officer and perform such other duties as from time to time may be assigned by the board of directors or as prescribed by law or these bylaws. The president may be the chief executive officer of the Corporation.

         SECTION 6.05. VICE PRESIDENT. The Vice President or Vice Presidents, should the Board decide to elect one or more such officers, shall perform such duties as these bylaws may require or the board of directors may prescribe.

         SECTION 6.06. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the board of directors, and shall keep, or cause to be kept a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the board of directors, when required. The secretary shall attend to the giving and serving of all notices of the Corporation, shall authenticate the records of the Corporation, shall, unless the board of directors provides otherwise, maintain the records required under Section 7.01 of these bylaws and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

         SECTION 6.07. TREASURER. The Treasurer shall maintain a correct and complete record of accounts showing accurately at all times the financial condition of the Corporation. The treasurer shall be the legal custodian of all monies, notes, securities arid other valuables which may, from time to time, come into the possession of the Corporation. The treasurer shall immediately deposit all funds of the Corporation in a bank or other depository to be designated by the board of directors and shall keep such bank account in the name of the Corporation. In the event no vice-presidents have been elected by the board of directors, the treasurer shall perform all duties incumbent upon the president during the absence or disability of the president.

         SECTION 6.08. ASSISTANT OFFICERS. Assistants to any duly elected or appointed officer of the corporation may be appointed by the board of directors. Such assistant officers shall have such powers and duties as prescribed by the board of directors. An assistant secretary may, in the event of the absence or disability of the secretary, attest to the execution by the Corporation of all documents.

         SECTION 6.09. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire board of directors concurs therein.

                                   ARTICLE VII
                       RECORDS AND EXECUTION OF DOCUMENTS

         SECTION 7.01. REQUIRED RECORDS.

         (a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation.

         (b) The Corporation shall maintain appropriate accounting records.

         (c) The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

         (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         (e) The Corporation shall keep a copy of the following records at its principal office or at such locations as determined by the board of directors:

                  (1) Its articles or restated articles of incorporation and all amendments to them currently in effect.

                  (2) Its bylaws or restated bylaws and all amendments to them currently in effect.

                  (3) Resolutions adopted by its board of directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

                  (4) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

                  (5) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years under Ind. Code Section 23-1-53-1.

                  (6) A list of the names and business addresses of its current directors and officers.

                  (7) Its most recent annual report delivered to the secretary of state under Ind. Code Section 23-1-53-3.

         (1) A shareholder shall be entitled to inspect and copy any of the records described in subsection (e) in accordance with Ind. Code Section 23-1-52-2(a).

         SECTION 7.02. EXECUTION OF CONTRACTS AND OTHER DOCUMENTS. All contracts and agreements entered into by the Corporation and all checks, drafts and bills of exchange, and orders for the payment of money shall, unless otherwise directed by the board of directors or required by law, be signed by the president.

                                  ARTICLE VIII
                                   AMENDMENTS

         The power to make, alter, amend or repeal these bylaws is vested in the board of directors of the Corporation.

         The foregoing Code of Bylaws of the Corporation were duly adopted by the board of directors of the Corporation on the 5th day of March, 1997.

                                         /s/ J.E. Swinimer
                                         Assistant Secretary of the Corporation